Exhibit 99.1

Pennsylvania Real Estate Investment Trust
200 South Broad Street
Philadelphia, PA 19102
www.preit.com
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Fourth Quarter and Full Year 2009 Results

Philadelphia, PA, March 12, 2010 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and full year ended December 31, 2009. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

“We are very pleased to report that we have closed on a $670 million credit facility agreement with our bank group, led by Wells Fargo. This facility replaces the previous line of credit and term loan,” said Ronald Rubin, Chairman and Chief Executive Officer. “Since the beginning of 2009, we have reached several major milestones: the opening of Nordstrom, numerous in-line tenants, and the restaurants of Bistro Row at Cherry Hill Mall; the opening of Whole Foods Market and the retail wing at Plymouth Meeting Mall; the opening of the offices of the Commonwealth of Pennsylvania at The Gallery at Market East; and the opening of shops along the boulevard at Voorhees Town Center.”

Funds From Operations, as adjusted to exclude gains on extinguishment of debt and asset impairment charges, was $37.3 million, or $0.81 per diluted share, for the fourth quarter of 2009. FFO as so adjusted for the fourth quarter of 2008 was $41.8 million, or $1.02 per diluted share. FFO as adjusted for 2009 was $120.3 million, or $2.78 per diluted share. FFO as adjusted for 2008 was $141.5 million, or $3.45 per diluted share.

Funds From Operations (“FFO”) for the fourth quarter of 2009, including the gains and charges, was negative $23.8 million, or $0.52 per diluted share. FFO for the fourth quarter of 2008 was $41.3 million, or $1.00 per diluted share. FFO for 2009, including the gains and charges, was $73.1 million, or $1.69 per diluted share, compared to $141.0 million, or $3.43 per diluted share, for 2008. FFO and the adjustments for the quarters and full years are as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2009	2008	2009	2008
Funds From Operations	$(23.8)	$41.3	$73.1	$141.0
Impairment of assets	74.2	27.6	74.3	27.6
Gain on extinguishment of debt	(13.1)	(27.1)	(27.0)	(27.1)

FFO, as adjusted	$37.3	$41.8	$120.3	$141.5

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	Fourth Quarter		Full Year
Per Diluted Share and OP Unit	2009	2008	2009	2008
Funds From Operations	$(0.52)	$1.00	$1.69	$3.43
Impairment of assets	1.62	0.67	1.72	0.67
Gain on extinguishment of debt	(0.29)	(0.66)	(0.63)	(0.66)

FFO, as adjusted	$0.81	$1.02	$2.78	$3.45

Net Operating Income (“NOI”) for the fourth quarter of 2009 was $79.8 million, compared to $84.6 million for the fourth quarter of 2008. NOI for 2009 was $295.5 million, compared to $307.3 million for 2008.

Net loss attributable to PREIT for the fourth quarter of 2009 was $61.1 million, or $1.41 per diluted share, compared to a net loss of $0.7 million, or $0.02 per diluted share, for the fourth quarter of 2008. For 2009, net loss was $85.7 million, or $2.11 per diluted share, compared to a net loss of $15.8 million, or $0.43 per diluted share, for 2008.

Primary Factors Affecting Financial Results

Results for the fourth quarter of 2009 included:

•

Impairment charges of $74.2 million, including $62.7 million related to Orlando Fashion Square in Orlando, Florida and $11.5 million related to Springhills, a ground-up development project in Gainesville, Florida;

•	A $13.1 million gain on extinguishment of debt resulting from repurchasing $65.5 million in aggregate principal amount of exchangeable notes;

•	A $6.1 million gain on the sale of discontinued operations;

•	A $2.7 million gain on the sale of a parcel at Pitney Road Plaza, a power center in Lancaster, Pennsylvania;

•	Reduced occupancy at our enclosed malls and power centers because of store closings, primarily from bankruptcies that occurred during 2008 and early 2009;

•	Increased interest expense and higher depreciation and amortization resulting from development and redevelopment assets that were placed in service; and

•	Increased share count that resulted primarily from the issuance of 1.3 million shares in a transaction to repurchase exchangeable notes in October 2009.

Results for 2009 also included:

•	A $27.0 million gain on extinguishment of debt, including the $13.1 million gain in the fourth quarter, resulting from repurchasing $104.6 million in aggregate principal amount of exchangeable notes;

•	A $9.5 million gain on the sale of discontinued operations, including the $6.1 million gain in the fourth quarter;

•	A $4.3 million gain on sales of real estate, including the $2.7 million gain in the fourth quarter; and

•	Increased share count of 4.3 million shares, including the 1.3 million shares issued in the fourth quarter, in connection with transactions to repurchase exchangeable notes.

Results for the 2008 fourth quarter and full year included:

•	$27.6 million in impairment charges related to White Clay Point in Landenberg, Pennsylvania, Sunrise Plaza in Forked River, New Jersey, and goodwill; and

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•	An aggregate $27.1 million gain on extinguishment of debt resulting from repurchasing exchangeable notes.

Effective January 1, 2009, the application of U.S. generally accepted accounting principles resulted in a change in accounting for the Company’s exchangeable notes. As a result, interest expense for the quarter and full year ended December 31, 2009 included $0.6 million and $2.8 million of non-cash interest expense, or $0.01 and $0.07 per diluted share, respectively. Additionally, the change was required to be applied retrospectively. As a result, non-cash interest expense for the quarter and full year ended December 31, 2008 was higher than amounts previously reported by $0.9 million and $3.5 million, or $0.02 and $0.09 per diluted share, respectively.

Financing Activities

In March 2010, the Company entered into a secured credit agreement with its bank group led by Wells Fargo Bank comprised of term loans of $520.0 million and a $150.0 million revolving line of credit to replace its previous $500.0 million unsecured revolving credit facility and $170.0 million unsecured term loan. The credit facility has a term of three years with a one-year extension option, subject to certain conditions. Depending on the Company’s leverage, the facility bears interest at an annual rate between 4.00% and 4.90% over LIBOR, with no interest rate floor. The initial rate was 4.90% over LIBOR.

In January 2010, the Company entered into a $30.0 million interest-only mortgage loan secured by New River Valley Mall in Christiansburg, Virginia. The mortgage loan has a variable interest rate of 4.50% over LIBOR and a term of three years with a one-year extension option. In February 2010, the variable interest rate on $25.0 million was swapped to a fixed interest rate of 6.33% for the initial three-year term of the loan.

Retail Operations

“As we announced in January, the Whole Foods Market at Plymouth Meeting Mall opened as the anchor to our new retail wing and has dramatically increased customer traffic to the shopping center,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “We believe the enhanced shopping experience at our redeveloped properties presents great opportunities for tenants to benefit as the economy improves.”

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio:

	Twelve Months Ended:
	December 31, 2009	December 31, 2008
Sales per square foot (1)	$334	$342

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	December 31, 2009	December 31, 2008
Retail portfolio weighted average:
Total including anchors	89.8%	90.7%
Total excluding anchors	85.1%	88.0%
Enclosed malls weighted average:
Total including anchors	89.5%	89.7%
Total excluding anchors	84.5%	86.7%
Strip/power centers weighted average:	91.5%	97.3%

(1)	Includes properties owned by partnerships in which the Company owns a 50% interest.

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Same store NOI for the fourth quarter of 2009 decreased 5.4% to $78.5 million, including $0.5 million in lease termination revenue, compared to $83.0 million, including $1.5 million in lease termination revenue, for the fourth quarter of 2008. For 2009, same store NOI decreased 4.4% to $288.1 million, including $2.3 million in lease termination revenue, compared to $301.4 million, including $4.1 million in lease termination revenue, for 2008. Same store results represent retail properties that the Company owned for the full periods presented.

2010 Outlook

The Company estimates that net loss per diluted share and FFO per diluted share for 2010 will be as follows:

Estimates Per Diluted Share

Net loss attributable to PREIT	$(1.63) - $(1.51)
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	$ 3.57
Funds From Operations	$1.94 - $2.06

Assumptions

•	Increased interest expense as a result of higher rates on borrowings under the credit facility, and placing completed redevelopment and development assets into service in 2009 and 2010;

•	A decline in projected 2010 NOI of 1% to 2%, excluding lease termination revenues;

•	Reduction of general and administrative expenses; and

•	No acquisitions, dispositions or sales of parcels.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today to review the Company’s fourth quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international) at least five minutes before the scheduled start time, and provide conference ID number 4206983. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through March 26, 2010, at (800) 406-7325 (domestic) or (303) 590-3030 (international) (replay reservation number: 4206983). The online archive of the Internet broadcast also will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s portfolio consists of 54 properties, including 38 shopping malls, 13 strip and power centers, and three properties under development. The operating retail properties have a total of approximately 35 million square feet. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and

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extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, other expenses and gain on extinguishment of debt.

Forward Looking Statements

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This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as mandatory pay down and capital application provisions; PREIT’s ability to refinance its existing indebtedness when it matures; PREIT’s ability to raise capital, including through the issuance of equity securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

**        Quarterly supplemental financial and operating        **

**        information will be available on www.preit.com         **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

		(as revised)
CONSOLIDATED BALANCE SHEETS	December 31, 2009	December 31, 2008
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,459,745	$3,287,232
Construction in progress	215,231	411,479
Land held for development	9,337	9,337

Total investments in real estate	3,684,313	3,708,048
Accumulated depreciation	(623,309)	(516,832)

Net investments in real estate	3,061,004	3,191,216

INVESTMENTS IN PARTNERSHIPS, at equity:	32,694	36,164

OTHER ASSETS:
Cash and cash equivalents	74,243	9,786
Tenant and other receivables (net of allowance for doubtful accounts of $19,981 and $16,895 at December 31, 2009 and December 31, 2008, respectively)	55,303	57,970
Intangible assets (net of accumulated amortization of $198,984 and $164,666 at December 31, 2009 and December 31, 2008, respectively)	38,978	68,296
Deferred costs and other assets, net	84,358	80,845

Total assets	$3,346,580	$3,444,277

LIABILITIES:
Mortgage loans (including debt premium of $2,744 and $4,026 at December 31, 2009 and December 31, 2008, respectively)	$1,777,121	$1,760,296
Exchangeable notes (net of debt discount of $4,664 and $11,421 at December 31, 2009 and December 31, 2008, respectively)	132,236	230,079
2003 Credit Facility	486,000	400,000
Senior unsecured 2008 Term Loan	170,000	170,000
Tenants’ deposits and deferred rent	13,170	13,112
Distributions in excess of partnership investments	48,771	48,788
Accrued construction expenses	11,778	38,859
Fair value of derivative liabilities	14,610	29,169
Accrued expenses and other liabilities	58,090	55,711

Total liabilities	2,711,776	2,746,014

EQUITY:	634,804	698,263

Total liabilities and equity	$3,346,580	$3,444,277

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Three Months Ended		Twelve Months Ended
		(as revised)		(as revised)
FUNDS FROM OPERATIONS	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
(In thousands, except per share amounts)
Net loss	$(64,232)	$(605)	$(90,091)	$(16,355)
Adjustments:
Gain on sale of interest in real estate	—	—	(923)	—
Gain on sale of discontinued operations	(6,106)	—	(9,503)	—
Depreciation and amortization:
Wholly owned and consolidated partnerships (a)	44,362	39,129	164,284	147,435
Unconsolidated partnerships (a)	2,089	2,373	8,144	8,361
Discontinued operations	53	394	1,176	1,571

FUNDS FROM OPERATIONS (b)	$(23,834)	$41,291	$73,087	$141,012

Impairment of assets	74,184	27,592	74,254	27,592
Gain on extinguishment of debt	(13,076)	(27,074)	(27,047)	(27,074)

FUNDS FROM OPERATIONS AS ADJUSTED	$37,274	$41,809	$120,294	$141,530

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$(0.52)	$1.00	$1.69	$3.43

Impairment of assets	1.62	0.67	1.72	0.67
Gain on extinguishment of debt	(0.29)	(0.65)	(0.63)	(0.65)

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED	$0.81	$1.02	$2.78	$3.45

Weighted average number of shares outstanding	43,357	38,882	40,953	38,807
Weighted average effect of full conversion of OP Units	2,329	2,228	2,268	2,236
Effect of common share equivalents	49	—	12	14

Total weighted average shares outstanding, including OP Units	45,735	41,110	43,233	41,057

a)      Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)      Includes the non-cash effect of straight-line rents of $48 and $(318) for the fourth quarter 2009 and 2008, respectively, and $1,276 and $2,016 for the twelve months ended December 31, 2009 and December 31, 2008, respectively.

	Three Months Ended		Twelve Months Ended
STATEMENTS OF OPERATIONS		(as revised)		(as revised)
(In thousands, except per share amounts)	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
REVENUE:
Real estate revenue:
Base rent	$79,653	$79,160	$298,185	$295,608
Expense reimbursements	36,041	35,893	137,759	138,331
Percentage rent	2,978	3,631	5,357	7,157
Lease termination revenue	518	1,496	2,154	4,114
Other real estate revenue	6,611	7,414	16,598	18,284
Interest and other income	943	835	3,035	4,499

Total revenue	126,744	128,429	463,088	467,993

EXPENSES:
Property operating expenses:
CAM and real estate tax	(38,620)	(36,087)	(141,758)	(133,943)
Utilities	(5,506)	(5,553)	(24,074)	(24,837)
Other property operating expenses	(8,505)	(8,772)	(27,744)	(27,740)

Total property operating expenses	(52,631)	(50,412)	(193,576)	(186,520)

Depreciation and amortization	(45,010)	(39,763)	(166,570)	(150,041)
Other expenses:
General and administrative expenses	(9,122)	(8,546)	(37,558)	(40,324)
Impairment of assets and abandoned project costs	(74,562)	(27,282)	(75,012)	(28,889)
Income taxes and other expenses	49	(30)	(169)	(237)

Total other expenses	(83,635)	(35,858)	(112,739)	(69,450)

Interest expense, net	(34,118)	(32,136)	(133,460)	(115,013)
Gain on extinguishment of debt	13,076	27,074	27,047	27,074

Total expenses	(202,318)	(131,095)	(579,298)	(493,950)

Loss before equity in income of partnerships, gains on sales of real estate	(75,574)	(2,666)	(116,210)	(25,957)
Equity in income of partnerships	2,569	1,315	10,102	7,053
Gains on sales of real estate	2,657	—	4,311	—

Net loss from continuing operations	(70,348)	(1,351)	(101,797)	(18,904)

Discontinued operations:
Operating results from discontinued operations	10	746	2,203	2,549
Gain on sale of discontinued operations	6,106	—	9,503	—

Net income from discontinued operations	6,116	746	11,706	2,549
Net loss	(64,232)	(605)	(90,091)	(16,355)
Less: Net loss attributed to noncontrolling interest	3,138	(48)	4,353	589

Net loss attributable to Pennsylvania Real Estate Investment Trust	(61,094)	(653)	(85,738)	(15,766)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(1.41)	$(0.02)	$(2.11)	$(0.43)

Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(1.41)	$(0.02)	$(2.11)	$(0.43)

Weighted average number of shares outstanding for diluted EPS	43,357	38,882	40,953	38,807

(1)

For the quarters and years ended December 31, 2009 and 2008, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Three Months Ended		Twelve Months Ended
		(as revised)		(as revised)
NET OPERATING INCOME	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
(In thousands)
Net loss	$(64,232)	$(605)	$(90,091)	$(16,355)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	45,010	39,763	166,570	150,041
Unconsolidated partnerships	2,089	2,373	8,144	8,361
Discontinued operations	53	394	1,176	1,571
Interest expense, net
Wholly owned and consolidated partnerships	34,118	32,136	133,460	115,013
Unconsolidated partnerships	1,813	2,606	7,260	10,274
Discontinued operations	100	—	104	535
Other expenses	9,073	8,576	37,727	40,561
Impairment of assets and abandoned project costs	74,562	27,282	75,012	28,889
Gain on extinguishment of debt	(13,076)	(27,074)	(27,047)	(27,074)
Gain on sale of interest in real estate	—	—	(923)	—
Gain on sale of non-operating real estate	(2,657)	—	(3,388)	—
Gain on sale of discontinued operations	(6,106)	—	(9,503)	—
Interest and other income	(943)	(835)	(3,035)	(4,499)

Property net operating income	$79,804	$84,616	$295,466	$307,317

Same store retail properties	$78,495	$82,964	$288,095	$301,425
Non-same store properties	1,309	1,652	7,371	5,892

Property net operating income	$79,804	$84,616	$295,466	$307,317

	Three Months Ended		Twelve Months Ended
		(as revised)		(as revised)
EQUITY IN INCOME OF PARTNERSHIPS	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
(In thousands)
Gross revenue from real estate	$19,294	$18,734	$74,693	$75,168

Expenses:
Property operating expenses	(7,277)	(6,103)	(24,737)	(23,112)
Mortgage interest expense	(2,860)	(5,315)	(13,851)	(21,226)
Depreciation and amortization	(3,885)	(4,563)	(15,489)	(16,458)

Total expenses	(14,022)	(15,981)	(54,077)	(60,796)

Net income from real estate	5,272	2,753	20,616	14,372
Partners’ share	(2,576)	(1,366)	(10,206)	(7,154)

Company’s share	2,696	1,387	10,410	7,218
Amortization of excess investment	(127)	(72)	(308)	(165)

EQUITY IN INCOME OF PARTNERSHIPS	$2,569	$1,315	$10,102	$7,053